FIGS Releases Third Quarter 2022 Financial Results
Net Revenues Growth of 25.2% YoY, Net Income of $4.0 million, Net Income Margin of 3.1% and Adjusted EBITDA Margin of 16.4%

SANTA MONICA, Calif., November 10, 2022 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, today released its third quarter 2022 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
Third Quarter 2022 Financial Highlights
•Net revenues were $128.6 million, an increase of 25.2% year over year, driven by an increase in orders from existing and new customers and, to a lesser extent, an increase in AOV.
•Gross margin was 70.6%, a decrease of 210 basis points year over year, primarily due to an increase in freight-in costs, related to increased utilization of more expensive air freight and elevated ocean freight costs, and to a lesser extent, a higher mix of promotional sales and product mix shift.
•Operating expenses were $79.6 million, an increase of 24.1% year over year. As a percentage of net revenues, operating expenses decreased to 61.9% from 62.5% in the prior year period due to lower general and administrative expenses, partially offset by higher selling expenses related to fulfillment costs.
•Net income was $4.0 million and diluted earnings per share was $0.02.
•Net income margin(1) was 3.1%, as compared to 6.8% in the same period last year.
•Net income, as adjusted(2) was $4.1 million and diluted earnings per share, as adjusted(1) was $0.02.
•Adjusted EBITDA(2) was $21.0 million, a decrease of $1.2 million year over year.
•Adjusted EBITDA margin(1)(2) was 16.4%, as compared to 21.6% in the same period last year.
Key Operating Metrics
•Active customers(3) as of September 30, 2022 increased 23.6% to 2.2 million.
•Net revenues per active customer(3) was $227, an increase of 3.7% year over year.
•Average Order Value (“AOV”)(3) was $112, an increase of 9.8% year over year primarily driven by higher units per transaction as well as an increase in average unit retail.
“Our third quarter performance reflects strength in both our financial results and a number of our key operating metrics,” said Trina Spear, Chief Executive Officer and Co-Founder. “With frequency trends continuing to slow largely due to sustained macroeconomic pressures, we are adjusting our plans to focus even more on product innovation and customer engagement strategies, while managing cost pressures. Importantly, our brand remains strong and we continue to gain market share as we strive to become the largest provider of scrubs and lifestyle apparel to the healthcare community.”

Financial Outlook
For Full-Year 2022, the Company now expects:
•Net revenues of approximately $495 million, representing year-over-year growth of approximately 18%.
•Adjusted EBITDA margin(4) of approximately 16%.
Daniella Turenshine, Chief Financial Officer, commented, “We have a strong balance sheet and are financially well positioned to navigate this environment,” said Daniella Turenshine, Chief Financial Officer. “By right-sizing inventory and controlling costs while continuing to make strategic investments in the long-term growth of our business, we expect to further advance our leadership position in the market.”

(1) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(2) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. For information regarding how the Company calculates its key operational and business metrics, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-844-200-6205 (US) or 1-929-526-1599 (International) and the conference ID 541472. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on November 17, 2022. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International) and the conference ID 612866. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.” The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period.
The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.

Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s adjustment to and ability to navigate current macroeconomic conditions; the Company’s plan to implement product innovation, customer engagement strategies and maintain cost pressures; the Company’s aim to become the largest provider of scrubs and lifestyle apparel to the healthcare community; the Company’s plan to right-size inventory and control costs; the Company’s plan to invest in the long-term growth of the business; the Company’s advancement of its leadership position in the market and the Company’s outlook as to net revenues and adjusted EBITDA margin for the full year ending December 31, 2022; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, our actual results performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the impact of COVID-19 and macroeconomic trends on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	September 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$155,582	$195,374
Restricted cash	—	2,056
Accounts receivable	8,368	2,441
Inventory, net	168,088	86,068
Prepaid expenses and other current assets	13,870	7,400
Total current assets	345,908	293,339
Non-current assets
Property and equipment, net	10,823	7,613
Operating lease right-of-use assets	15,974	—
Deferred tax assets	11,215	10,239
Other assets	1,738	560
Total non-current assets	39,750	18,412
Total assets	$385,658	$311,751
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$21,162	$14,604
Operating lease liabilities	3,379	—
Accrued expenses	32,365	24,677
Accrued compensation and benefits	5,216	6,464
Sales tax payable	3,703	3,728
Gift card liability	5,993	5,590
Deferred revenue	1,236	596
Returns reserve	3,424	2,761
Income tax payable	—	3,973
Total current liabilities	76,478	62,393
Non-current liabilities
Operating lease liabilities, non-current	16,520	—
Deferred rent and lease incentive	—	3,542
Other non-current liabilities	215	243
Total liabilities	$93,213	$66,178
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 159,025,697 and 152,098,257 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	15	15
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 6,872,643 and 12,158,187 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of September 30, 2022 and December 31, 2021; zero shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	256,703	227,626
Retained earnings	35,726	17,931
Total stockholders’ equity	292,445	245,573
Total liabilities and stockholders’ equity	$385,658	$311,751

FIGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenues	$128,589	$102,696	$360,937	$290,892
Cost of goods sold	37,756	27,991	105,325	79,674
Gross profit	90,833	74,705	255,612	211,218
Operating expenses
Selling	31,940	19,945	80,801	56,282
Marketing	20,031	15,779	56,263	42,107
General and administrative	27,652	28,430	84,142	118,280
Total operating expenses	79,623	64,154	221,206	216,669
Net income (loss) from operations	11,210	10,551	34,406	(5,451)
Other income (loss), net
Interest income (expense)	604	(110)	683	(176)
Other income (expense)	1	(823)	—	(825)
Total other income (loss), net	605	(933)	683	(1,001)
Net income (loss) before provision for income taxes	11,815	9,618	35,089	(6,452)
Provision for income taxes	7,771	2,664	17,294	15,700
Net income (loss) and comprehensive income (loss)	$4,044	$6,954	$17,795	$(22,152)
Earnings (loss) attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$0.02	$0.04	$0.11	$(0.14)
Diluted earnings (loss) per share	$0.02	$0.03	$0.09	$(0.14)
Weighted-average shares outstanding—basic	165,543,067	161,348,021	164,960,561	157,620,573
Weighted-average shares outstanding—diluted	186,991,769	199,385,061	189,762,364	157,620,573

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$17,795	$(22,152)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,287	1,021
Deferred income taxes	(976)	(1,450)
Non-cash operating lease cost	1,719	—
Stock-based compensation	26,288	68,280
Changes in operating assets and liabilities:
Accounts receivable	(5,927)	1,015
Due from related party	—	(501)
Inventory	(82,020)	(19,621)
Prepaid expenses and other current assets	(6,470)	(3,380)
Other assets	(678)	91
Accounts payable	6,421	2,196
Accrued expenses	7,584	15,070
Deferred revenue	640	2,699
Accrued compensation and benefits	(1,248)	1,902
Returns reserve	663	1,523
Sales tax payable	(25)	2,359
Income tax payable	(3,973)	2,961
Gift card liability	403	568
Deferred rent and lease incentive	—	(77)
Operating lease liabilities	(1,336)	—
Other non-current liabilities	(28)	—
Net cash (used in) provided by operating activities	(39,881)	52,504
Cash flows from investing activities:
Purchases of property and equipment	(4,256)	(2,008)
Purchases of held-to-maturity securities	(500)	—
Net cash used in investing activities	(4,756)	(2,008)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts	—	95,881
Payments of initial public offering issuance costs, net of reimbursements	—	(780)
Proceeds from stock option exercises and employee stock purchases	2,310	648
Tax payments related to net share settlements on restricted stock units	—	(21,556)
Payments of debt issuance costs	—	(169)
Capital contributions	479	1,301
Net cash provided by financing activities	2,789	75,325
Net (decrease) increase in cash, cash equivalents, and restricted cash	(41,848)	125,821
Cash, cash equivalents, and restricted cash, beginning of period	197,430	58,133
Cash, cash equivalents, and restricted cash, end of period	$155,582	$183,954

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of Net income, as adjusted and Diluted earnings per share, as adjusted to Net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

	(in thousands, except share and per share data)
Net income (loss)	$4,044	$6,954	$17,795	$(22,152)
Add (deduct):
Transaction costs	—	1,621	145	1,960
Expenses related to non-ordinary course disputes(1)	254	1,791	5,458	6,207
Stock-based compensation expense in connection with the IPO and other(2)	—	—	—	50,384
Income tax impacts of items above	(167)	(945)	(2,458)	918
Net income, as adjusted	$4,131	$9,421	$20,940	$37,317
Diluted EPS, as adjusted	$0.02	$0.05	$0.11	$0.20
Weighted-average shares used to compute Diluted EPS, as adjusted(3)	186,991,769	199,385,061	189,762,364	186,100,037
(1) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented.
The following table presents a reconciliation of Adjusted EBITDA to Net income (loss), which is the most directly comparable financial measure calculated in accordance with GAAP, and presents Adjusted EBITDA margin with Net income (loss) margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(in thousands, except margin)
Net income (loss)	$4,044	$6,954	$17,795	$(22,152)
Add (deduct):
Other income (loss), net	(605)	933	(683)	1,001
Provision for income taxes	7,771	2,664	17,294	15,700
Depreciation and amortization expense(1)	479	365	1,287	1,021
Stock-based compensation and related expense(2)	9,082	8,683	26,335	70,415
Transaction costs	—	800	—	1,139
Expenses related to non-ordinary course disputes(3)	254	1,791	5,458	6,207
Adjusted EBITDA	$21,025	$22,190	$67,486	$73,331

Net revenues	$128,589	$102,696	$360,937	$290,892
Net income (loss) margin(4)	3.1%	6.8%	4.9%	(7.6)%
Adjusted EBITDA Margin	16.4%	21.6%	18.7%	25.2%
(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.

(3) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.
(4) Net income (loss) margin represents Net income (loss) as a percentage of Net revenues.

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of September 30, 2022 and 2021, respectively, net revenues per active customer as of September 30, 2022 and 2021, respectively, and average order value for the three and nine months ended September 30, 2022 and 2021, respectively, are presented in the following tables:

	As of September 30,
	2022	2021
	(in thousands)
Active customers	2,154	1,743

	As of September 30,
	2022	2021
Net revenues per active customer	$227	$219

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Average order value	$112	$102	$112	$102

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com